UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
[(Amendment No.    )]

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AMBASE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
DATED MARCH 25, 2025
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2025
April 23, 2025

This proxy statement supplement (this “Supplement”) provides updated information with respect to the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of AmBase Corporation (the “Company”) to be held on Friday, June 6, 2025.

On March 25, 2025, the Company filed with the Securities and Exchange Commission (the “SEC”) its definitive proxy statement on Schedule 14A and commenced distribution of the Notice of Annual Meeting of Stockholders and Proxy Statement on April 17, 2025 (the “Proxy Statement”) for the Annual Meeting. This Supplement should be read in conjunction with the Proxy Statement.

Subsequent to the mailing of the Proxy Statement and as further described in the Company’s Current Report on Form 8-K as filed with the SEC on April 22, 2025, Based on information provided by Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, on November 1, 2024, CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum. On April 22, 2025, the Company was notified by Marcum that Marcum resigned as the Company’s independent registered public accounting firm. On April 22, 2025, with the approval of the Company’s Accounting and Audit Committee, CBIZ CPAs was engaged as the Company’s new independent registered public accounting firm for the year ending December 31, 2025.

As a result of the appointment of CBIZ CPAs appointment as the Company’s independent registered public accounting firm as successor to Marcum following CBIZ CPAs acquisition of Marcum, Proposal No. 2 at the Annual Meeting – the ratification of Marcum’s appointment as the Company’s independent registered public accounting firm for the year ending December 31, 2025, has been removed from the agenda at the Annual Meeting and will not be voted upon by stockholders.